                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated March 16, 2004 accompanying the consolidated financial statements of WebFinancial Corporation and subsidiaries as of and for the years ended December 31, 2003 and 2002 contained in this Registration
Statement. We consent to the use of the aforementioned report in the
Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

Salt Lake City, Utah
April 5, 2004